SCHEDULE I

     ConAgra, Inc.'s ("ConAgra") executive officers and directors (the "Individuals") and the information required by Item 2 of Schedule 13D are listed below, along with the offices held by such Individual. Unless otherwise indicated, the business address for each Individual is c/o ConAgra, Inc., One ConAgra Drive, Omaha, Nebraska 68102. Each Individual is a U.S. citizen.

      Bruce C. Rohde                      Chairman of the Board and
      One ConAgra Drive                   Chief Executive Officer of ConAgra
      Omaha, NE  68102-5001

      Philip B. Fletcher                  Director of ConAgra
      One ConAgra Drive
      Omaha, NE  68102-5001

      Charles M. Harper                   Director of ConAgra
      One Central Park Plaza
      Suite 1500
      Omaha, NE  68102

      Robert A. Krane                     Director of ConAgra
      1512 Larimer Street
      Denver, CO  80202-1619

      Mogens Bay                          Director of ConAgra
      Valmont Industries, Inc.
      Highway 275 (P.O. Box 358)
      Valley, NE  68064

      Carl E. Reichardt                   Director of ConAgra
      Wells Fargo Bank
      420 Montgomery Street
      San Francisco, CA  94104

      Ronald W. Roskens                   Director of ConAgra
      One Central Park Plaza
      Suite 1501
      Omaha, NE  68102

      Marjorie M. Scardino                Director of ConAgra
      The Economist Newspaper, LTD
      25 St. James's Street
      London SW1A 1HG England
      UNITED KINGDOM

      Walter Scott, Jr.                   Director of ConAgra
      Peter Kiewit Sons, Inc.
      1000 Kiewit Plaza
      Omaha, NE  68131

      Kenneth E. Stinson                  Director of ConAgra
      Kiewit Construction Group, Inc.
      1000 Kiewit Plaza
      Omaha, NE  68131

      Clayton K. Yeutter                  Director of ConAgra
      1325 Merrie Ridge Road
      McLean, VA  22101

      Jay D. Bolding                      Senior Vice President and
      One ConAgra Drive                   Corporate Controller of ConAgra
      Omaha, NE  68102-5001

      James P. O'Donnell                  Executive Vice President, Chief
      One ConAgra Drive                   Financial Officer and Corporate
      Omaha, NE  68102-5001               Secretary of ConAgra